                               EXHIBIT 99.1

                          JOINT FILING AGREEMENT


          The undersigned stockholders of Miller Exploration Company, a Delaware corporation, hereby consent to the joint filing of a Schedule 13(g) in accordance with Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.


Date: February 15, 1999            */S/ SUE ELLEN BELL
                                   Sue Ellen Bell



                                   SUE E. BELL TRUST


                                   By */S/ SUE ELLEN BELL
                                      Sue Ellen Bell, Trustee



                                   FRONTIER INVESTMENTS, INC.

                                   SUE E. BELL TRUST


                                   By */S/ SUE ELLEN BELL
                                      Sue Ellen Bell, Trustee


                                   * By /S/ TASHIA L. RIVARD
                                        Tashia L. Rivard, Attorney-in-fact